UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2005

TRINITY ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29333	87-0431497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Elizabeth M. Guffy, U.S. Trustee Dewey Ballantine LLP 700 Louisiana, Suite 1900 Houston, TX
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 445-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 31, 2003, Trinity Energy Resources, Inc. (the "Debtor") filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States District Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). On April 23, 2003, the Bankruptcy Court appointed Elizabeth M. Guffy as the Chapter 11 Trustee.

The Debtor filed its monthly operating report for the month ended June 30, 2005 (the “June 2005 Report”) with the Bankruptcy Court on July 21, 2005. A copy of the June 2005 Report is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The June 2005 Report was prepared by Gainer Donnely and DesRoches LLP, a certified public accounting firm.

In the future, so long as the Debtor remains under the supervision of the Bankruptcy Court, in lieu of filing quarterly reports on Form 10-Q and annual reports on Form 10-K, the Debtor intends to file on Form 8-K its monthly operating reports as filed with the Bankruptcy Court.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following is a list of exhibits filed as part of this Current Report on Form 8-K:

99.1 Monthly Operating Report of Trinity Energy Resources, Inc. for the month ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: July 31, 2005	TRINITY ENERGY RESOURCES, INC.

By: /s/ Elizabeth M. Guffy
Name: Elizabeth M. Guffy
Title: Chapter 11 Trustee

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